Exhibit 99.1

First National Corporation Reports RECORD THIRD Quarter 2025 EARNINGS

STRASBURG, Va., October 30, 2025 --- First National Corporation (the “Company” or “First National”) (NASDAQ: FXNC), the bank holding company of First Bank (the “Bank”), reported earnings for the quarter ended September 30, 2025, of $5.55 million and basic and diluted earnings per common share of $0.62.

“We are pleased to report another record quarter of financial performance as earnings improved over the prior quarter and the previous year, with earnings per share of $0.62 for the third quarter.  We closed the Touchstone acquisition one year ago and we are pleased with the results as we expand into these new markets. While loan growth remains muted due to higher-than-expected loan payoff volumes, we have recently added additional experienced bankers in our Richmond, Roanoke, and Staunton markets as we continue to build out our production teams. The balance sheet remains strong with ample liquidity and capital to support future growth,” said Scott Harvard, President and Chief Executive Officer of First National.

FINANCIAL HIGHLIGHTS FOR THIRD QUARTER 2025

●	Basic earnings per share of $0.62 per share, up 11% from the previous period and 72% from one year prior
●	Return on average assets of 1.09% compared to 1.00% in the previous period and 0.62% one year prior
●	Return on average equity of 12.43% compared to 11.85% in the previous period and 7.28% one year prior
●	Net interest margin fully taxable equivalent ("FTE")(1) of 3.84%, up 12.2% from 3.43% one year prior
●	Decreased impact of acquisition accounting adjustments on profitability metrics compared to the previous period
●	Net loans held for investment of $1.419 billion, up 44.5% from one year prior
●	Asset quality improved with non-performing assets ("NPAs") declining to 0.28% of total assets
●	Total deposits of $1.810 billion, up 44.4% from one year prior
●	Noninterest bearing deposits of $511.5 million, up 33.4% from one year prior and comprising 28% of deposits

NET INTEREST INCOME

For the third quarter of 2025, the Company’s net interest margin (FTE)(1) was 3.84%, compared to 3.95% for the second quarter of 2025 and 3.43% in the third quarter of 2024. The Company’s net interest margin (FTE)(1) for the third quarter of 2025 includes the impact of acquisition accounting fair value adjustments. Net accretion income related to acquisition accounting was $43 thousand, with no incremental increase to the net interest margin for the third quarter ended September 30, 2025, compared to the net accretion income of $907 thousand or an 18-basis point incremental increase to the net interest margin for the second quarter ended June 30, 2025. Excluding the impact of merger accounting the net interest margin would have improved in the third quarter of 2025 compared to the previous period. The impact of accretion and amortization for the periods presented are reflected in the following table (dollars in thousands):

	Loan Accretion	Deposit Accretion	Borrowings (Amortization)	Total
For the quarter ended June 30, 2025	$930	$163	$(186)	$907
For the quarter ended September 30, 2025	81	55	(93)	43

Earning asset yields for the third quarter of 2025 decreased 9 basis points to 5.26% compared to the second quarter of 2025, driven primarily by the $849 thousand decrease in accretion on purchased loans. Loan accretion decreased in the third quarter due to the payoff of several large loans, resulting in the accelerated amortization of purchase accounting premiums. Deposit accretion decreased from the prior quarter consistent with the accelerated accretion schedule of acquired deposits. For the third quarter of 2025, net interest income was $18.3 million, a decrease of $253 thousand from $18.5 million in the second quarter of 2025 due to decreases in net accretion income combined with a $11.8 million increase in average interest-bearing liabilities.

ALLOWANCE AND PROVISION FOR CREDIT LOSSES

The Company recorded a $193 thousand provision for credit losses in the third quarter of 2025, compared to a $911 thousand provision for credit losses for the second quarter of 2025. The third quarter provision was comprised of a $200 thousand provision for credit losses on loans, an $8 thousand provision for credit losses on unfunded commitments and a $15 thousand recovery of credit losses on held-to-maturity securities.  Net charge-offs totaled $939 thousand in the third quarter of 2025, compared to $448 thousand in the second quarter of 2025, and $1.6 million in the third quarter of 2024.

The allowance for credit losses on loans totaled $14.4 million, or 1.01% of total loans on September 30, 2025, compared to $15.2 million, or 1.05% of total loans on June 30, 2025, and $12.7 million, or 1.28% of total loans on September 30, 2024. The decrease in allowance for credit losses from the prior period is primarily due to declines in specific reserves on individually analyzed loans.  The individually analyzed loans charged off during the third quarter were significantly reserved for in previous periods. The allowance for credit losses to NPA coverage increased to 253% on September 30, 2025, compared to 223% on June 30, 2025, and to 212% on September 30, 2024.

NONINTEREST INCOME AND EXPENSE

Non-interest income increased $611 thousand to $4.5 million for the third quarter of 2025 from $3.9 million in the prior quarter.  Non-interest income increased 7.9% in the third quarter primarily due to increases in ATM and check card income, fees for other customer services, and bargain purchase gains. As a result of the Touchstone acquisition, a preliminary bargain purchase gain was recorded; however, additional adjustments can be made during the measurement period that could result in changes to the associated gain recorded. The $304 thousand bargain purchase gain resulted from a higher-than-expected tax refund related to the final Touchstone tax filing.

Adjusted noninterest income(1), which excludes bargain purchase gain ($304 thousand in the third quarter of 2025 and $0 in the second quarter of 2025), increased $307 thousand to $4.2 million for the third quarter of 2025 from $3.9 million in the prior quarter, due to increases in ATM and check card income and fees for other customer services.

Noninterest expense increased $592 thousand to $15.8 million for the third quarter of 2025 from $15.2 million in the prior quarter, primarily driven by a $454 thousand increase in salaries and employee benefit expenses, a $84 thousand increase in other operating expenses, and an $81 thousand increase in occupancy expense. Employee benefit expense increased due to additional stock compensation and health insurance expenses and occupancy expense increased due to increases in lease expense. The company is in the process of closing several non-branch leased facilities acquired in the Touchstone merger in the next year to reduce occupancy expense.

Adjusted operating noninterest expense(1), which excludes merger-related costs ($0 in the third quarter of 2025 and $92 thousand in the second quarter of 2025) and amortization of intangible assets ($442 thousand in the third quarter of 2025 and $441 thousand in the second quarter of 2025), increased $683 thousand to $15.3 million for the third quarter of 2025 from $14.7 million in the prior quarter, due to increases in salary and employee benefits expense, occupancy expense, and other operating expense.

BALANCE SHEET

On September 30, 2025, total assets were $2.031 billion, a decrease of $10.7 million or 0.5% from June 30, 2025, and an increase of $580.0 million or 40.0% from September 30, 2024. Total assets were consistent with the prior quarter and the increase from the prior year was primarily driven by growth in loans held for investment ("LHFI") (net of deferred fees and costs), due to the Touchstone acquisition.

On September 30, 2025, LHFI net of allowance totaled $1.419 billion, a decrease of $9.5 million or 0.7% from $1.428 billion on June 30, 2025, and an increase of $436.7 million or 44.5% from September 30, 2024. LHFI was consistent with the prior quarter and increased from the prior year primarily due to the Touchstone acquisition. Higher than average loan payoffs offset loan production in the third quarter.

On September 30, 2025, total debt security investments were $305.5 million, an increase of $5.9 million or 2.0% from June 30, 2025, and an increase of $36.0 million or 13.3% from September 30, 2024. Available for sale ("AFS") securities totaled $196.5 million on September 30, 2025, and $187.6 million on June 30, 2025, and $146.0 million on September 30, 2024. The increases compared to the prior quarter was driven by securities purchases and a $3.5 million improvement in unrealized losses. Total net unrealized losses on the AFS securities portfolio were $15.4 million on September 30, 2025, compared to $18.9 million on June 30, 2025, and $17.2 million on September 30, 2024. Held to maturity securities are carried at amortized cost and totaled $104.6 million on September 30, 2025, $106.4 million on June 30, 2025, and $121.4 million on September 30, 2024.

On September 30, 2025, total deposits were $1.810 billion, an increase of $6.4 million or 0.4% from the prior quarter, and an increase of $556.3 million or 44.4% from September 30, 2024. The increases in deposit balances from the prior quarter is primarily due to an increase in interest-bearing demand deposits and the increase from prior year is primarily due to the addition of the Touchstone acquired deposits.

There were no other borrowings on September 30, 2025, compared to $25.0 million in other borrowings with the Federal Home Loan Bank on June 30, 2025. Other borrowings totaled $50.0 million on September 30, 2024, and were comprised of funds borrowed from the Federal Reserve Bank through their Bank Term Funding Program which were repaid during the fourth quarter of 2024.

LIQUIDITY

Liquidity sources available to the Bank, including interest-bearing deposits in banks, unpledged securities available for sale, at fair value, and available lines of credit totaled $676.1 million on September 30, 2025, $633.7 million on June 30, 2025, and $499.1 million on September 30, 2024.

The Bank maintains liquidity to fund loan growth and to meet potential demand from deposit customers, including potential volatile deposits. The estimated amount of uninsured customer deposits totaled $555.0 million on September 30, 2025, $545.7 million on June 30, 2025, and $400.1 million on September 30, 2024. Excluding municipal deposits that have collateral pledged, the estimated amount of uninsured customer deposits totaled $473.4 million on September 30, 2025, $451.9 million on June 30, 2025, and $322.6 million on September 30, 2024.

ASSET QUALITY

Overall non-performing assets improved over the previous period and previous year as previously reserved loans were charged off in the third quarter of 2025.  Management classifies NPAs as non-accrual loans and other real estate owned ("OREO"). NPAs as a percentage of total assets declined to 0.28% on September 30, 2025, compared to 0.33% on June 30, 2025, and down from 0.41% on September 30, 2024.  NPAs decreased by $1.1 million to $5.7 million on September 30, 2025, compared to $6.8 million on June 30, 2025, and $6.0 million on September 30, 2024.

There were $388 thousand in loans past due over 90 days or more and still accruing interest on September 30, 2025, compared to $0 on June 30, 2025, and $0 on September 30, 2024. Loans past-due 30-89 days and still accruing interest increased to $3.6 million, or 0.25% of total loans on September 30, 2025, compared to $3.2 million, or 0.22% of total loans on June 30, 2025, and $2.4 million, or 0.24%, of total loans on September 30, 2024.  The health care provider portfolio continues to decline with $10.6 million in loan balances and $4.4 million in unamortized premiums, with $1.7 million on non-accrual with specific reserves of $1.2 million.

CAPITAL

During the third quarter of 2025, the Company declared and paid cash dividends of $0.155 per common share, compared to $0.155 in the second quarter of 2025 and $0.15 in the third quarter of 2024. Tangible book value per share(1) grew to $18.26 in the third quarter of 2025 from $17.40 per share in the second quarter primarily due to earnings and positive changes in unrealized losses on available for sale securities, less dividends and corporate expenses paid.

The following table provides capital ratios and values for the periods ended:

First National Corporation (2)	Sept 30, 2025	Jun 30, 2025	Sept 30, 2024
Total risk-based capital ratio	15.15%	14.89%	15.81%
Tier 1 risk-based capital ratio	12.83%	12.37%	14.09%
Common equity Tier 1 capital ratio	12.20%	11.74%	13.20%
Leverage ratio	9.24%	8.99%	10.00%
Tangible common equity to tangible assets (1)	8.17%	7.73%	8.43%
Tangible book value per share (1)	$18.26	$17.40	$19.37

First Bank	Sept 30, 2025	Jun 30, 2025	Sept 30, 2024
Total risk-based capital ratio (3)	13.40%	12.89%	14.29%
Tier 1 risk-based capital ratio (3)	12.36%	11.81%	13.04%
Common equity Tier 1 capital ratio (3)	12.36%	11.81%	13.04%
Leverage ratio (3)	8.88%	8.56%	9.23%
Tangible common equity to tangible assets (1)	8.18%	7.68%	8.16%

During the third quarter the Company called $5 million in subordinated debt, at par, that was redeemed on October 1, 2025. On October 2, 2025, the Company called $8 million in subordinated debt, at par, that will be redeemed on November 15, 2025. There is no gain or loss expected with these redemptions. The Company believes that these capital redemptions will have minimal impact on our total risk-based capital ratio while improving our profitability in future periods.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its consumer and business mobile banking platforms, a network of ATMs located throughout its market area, three loan production offices, a customer service center in a retirement community, and thirty-three bank branch office locations located throughout the Shenandoah Valley, the Roanoke Valley, the Richmond MSA, the south-central regions of Virginia, and in northern North Carolina. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which owns an interest in an entity that provides title insurance services.

NON-GAAP FINANCIAL MEASURES

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include adjusted operating net income, adjusted operating non-interest expense, adjusted basic and diluted earnings per share, adjusted return on average assets, adjusted return on average equity, pre-provision pre-tax earnings, adjusted pre-provision pre-tax earnings, fully taxable equivalent interest income, the net interest margin, the efficiency ratio, tangible book value per share, and tangible common equity to tangible assets.

The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is included at the end of this release.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” "will," "continue," and “projects,” as well as similar expression. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. For details on factors that could affect expectations, future events, or results, see the risk factors and other cautionary language included in First National’s Annual Report on Form 10-K for the year ended December 31, 2024, most recent Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).

CONTACTS

Scott C. Harvard	Brad E. Schwartz
President and CEO	Executive Vice President and CFO
(540) 545-7695	(540) 465-6130
sharvard@fbvirginia.com	bschwartz@fbvirginia.com

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands)

(unaudited)
	For the Three Months Ended			For the Nine Months Ended
	Sept 30, 2025	Jun 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024
Income Statement
Interest and dividend income
Interest and fees on loans	$21,430	$21,594	$14,479	$63,661	$41,967
Interest on deposits in banks	1,733	1,891	1,538	5,295	4,405
Interest on federal funds sold	1	—	—	40	—
Taxable interest on securities	1,562	1,313	1,091	4,189	3,449
Tax-exempt interest on securities	296	298	303	894	914
Dividends	65	69	33	194	98
Total interest and dividend income	$25,087	$25,165	$17,444	$74,273	$50,833
Interest expense
Interest on deposits	$6,246	$6,080	$4,958	$18,363	$14,549
Interest on subordinated debt	479	468	69	1,414	207
Interest on junior subordinated debt	67	66	68	199	202
Interest on other borrowings	—	3	600	3	1,782
Total interest expense	$6,792	$6,617	$5,695	$19,979	$16,740
Net interest income	$18,295	$18,548	$11,749	$54,294	$34,093
Provision for credit losses	193	911	1,700	1,936	3,100
Net interest income after provision for credit losses	$18,102	$17,637	$10,049	$52,358	$30,993
Noninterest income
Service charges on deposit accounts	$985	$1,020	$675	$3,018	$1,941
ATM and check card fees	1,336	1,128	934	3,460	2,513
Wealth management fees	910	867	952	2,675	2,714
Fees for other customer services	407	230	276	895	649
Brokered mortgage fees	166	183	92	459	162
Income from bank owned life insurance	284	231	191	761	491
Net gains on securities available for sale	—	—	39	—	39
Net gains on sale of loans held for sale	5	—	—	5	—
Bargain purchase gain	304	—	—	304	—
Net gain on subordinated debt payoff	—	80	—	80	—
Other operating income	103	150	44	343	1,427
Total noninterest income	$4,500	$3,889	$3,203	$12,000	$9,936
Noninterest expense
Salaries and employee benefits	$8,487	$8,033	$5,927	$25,209	$17,637
Occupancy	1,025	944	585	3,038	1,668
Equipment	1,056	1,057	726	3,138	2,008
Marketing	324	286	262	830	730
Supplies	158	198	123	573	354
Legal and professional fees	660	594	596	1,775	2,172
ATM and check card expense	569	537	394	1,545	1,123
FDIC assessment	305	315	195	1,034	575
Bank franchise tax	350	348	262	1,015	785
Data processing expense	495	504	290	1,761	699
Amortization expense	442	441	4	1,325	13
Other real estate owned expense (income), net	—	—	10	(7)	10
Net (gain) loss on disposal of premises and equipment	(7)	7	2	—	50
Merger expense	—	92	219	2,032	790
Other operating expense	1,918	1,835	864	6,040	2,391
Total noninterest expense	$15,782	$15,191	$10,459	$49,308	$31,005
Income before income taxes	$6,820	$6,335	$2,793	$15,050	$9,924
Income tax expense	1,270	1,284	545	2,851	2,025
Net income	$5,550	$5,051	$2,248	$12,199	$7,899

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands, except share and per share data)

(unaudited)
	As of or For the Three Months Ended			As of or For the Nine Months Ended
	Sept 30, 2025	Jun 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024
Common Share and Per Common Share Data
Earnings per common share, basic	$0.62	$0.56	$0.36	$1.36	$1.26
Adjusted earnings per common share, basic (1)	$0.58	$0.57	$0.39	$1.51	$1.38
Weighted average shares, basic	8,999,153	8,987,179	6,287,997	8,988,692	6,278,668
Earnings per common share, diluted	$0.62	$0.56	$0.36	$1.35	$1.26
Adjusted earnings per common share, diluted (1)	$0.58	$0.57	0.39	$1.50	$1.38
Weighted average shares, diluted	9,023,185	9,001,972	6,303,282	9,010,432	6,291,775
Shares outstanding at period end	9,009,209	8,989,138	6,296,705	9,009,209	6,296,705
Tangible book value per share at period end (1)	$18.26	$17.40	$19.37	$18.26	$19.37
Cash dividends declared	$0.155	$0.155	$0.15	$0.465	$0.450

Key Performance Ratios
Return on average assets (4)	1.09%	1.00%	0.62%	0.81%	0.73%
Adjusted return on average assets (1)(4)	1.03%	1.02%	0.67%	0.90%	0.80%
Return on average equity (4)	12.43%	11.85%	7.28%	9.47%	8.84%
Adjusted return on average equity (1)(4)	11.75%	12.05%	7.93%	10.50%	9.70%
Net interest margin (4)	3.83%	3.93%	3.40%	3.83%	3.33%
Net interest margin fully tax-equivalent (1)(4)	3.84%	3.95%	3.43%	3.85%	3.36%
Efficiency ratio (1)	67.97%	65.27%	67.95%	69.46%	68.05%

Average Balances
Average assets	$2,022,958	$2,019,344	$1,449,185	$2,021,262	$1,441,965
Average earning assets	1,897,328	1,893,133	1,374,566	1,892,932	1,366,639
Average noninterest deposits to total average deposits	29.13%	29.88%	31.08%	29.35%	30.83%
Average shareholders’ equity	$177,130	$170,920	122,802	$172,297	119,303

Asset Quality
Allowance for credit losses on loans to nonperforming assets	253.37%	223.45%	212.26%	253.37%	212.26%
Allowance for credit losses on loans to period end loans	1.01%	1.05%	1.28%	1.01%	1.28%
Nonperforming assets to period end loans	0.40%	0.47%	0.60%	0.40%	0.60%
Loan charge-offs	$1,027	$535	$1,667	$4,052	$2,601
Loan recoveries	88	87	95	264	185
Net charge-offs	939	448	1,572	3,788	2,416
Non-accrual loans	5,702	6,796	5,929	5,702	5,929
Other real estate owned, net	—	—	56	—	56
Nonperforming assets	5,702	6,796	5,985	5,702	5,985
Loans 30 to 89 days past due, accruing	3,580	3,190	2,358	3,580	2,358
Loans over 90 days past due, accruing	388	—	—	388	—

Capital Ratios (5)
Total capital	$194,910	$189,115	$148,477	$194,910	$148,477
Tier 1 capital	179,781	173,240	135,490	179,781	135,490
Common equity Tier 1 capital	179,781	173,240	135,490	179,781	135,490
Total capital to risk-weighted assets (3)	13.40%	12.89%	14.29%	13.40%	14.29%
Tier 1 capital to risk-weighted assets (3)	12.36%	11.81%	13.04%	12.36%	13.04%
Common equity Tier 1 capital to risk-weighted assets (3)	12.36%	11.81%	13.04%	12.36%	13.04%
Leverage ratio (3)	8.88%	8.56%	9.23%	8.88%	9.23%

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands)

(unaudited)
	For the Period Ended
	Sept 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Balance Sheet
Cash and due from banks	$23,716	$34,435	$27,432	$24,916	$18,197
Interest-bearing deposits in banks	165,601	159,880	178,600	137,958	108,319
Cash and cash equivalents	$189,317	$194,315	$206,032	$162,874	$126,516
Securities available for sale, at fair value	196,476	187,579	160,976	163,847	146,013
Securities held to maturity, at amortized cost (net of allowance for credit losses)	104,608	106,430	108,292	109,741	121,425
Restricted securities, at cost	4,436	5,624	4,436	3,741	2,112
Loans, net of allowance for credit losses	1,418,750	1,428,251	1,435,895	1,450,604	982,016
Other real estate owned, net	—	—	—	53	56
Premises and equipment, net	34,107	34,530	34,609	34,824	22,960
Accrued interest receivable	6,238	6,143	6,126	6,020	4,794
Bank owned life insurance	38,652	38,367	38,136	37,873	24,992
Goodwill	3,030	3,030	3,030	3,030	3,030
Core deposit intangibles, net	13,661	14,102	14,544	14,986	104
Other assets	21,479	23,070	21,270	22,688	16,698
Total assets	$2,030,754	$2,041,441	$2,033,346	$2,010,281	$1,450,716

Noninterest-bearing demand deposits	$511,482	$541,204	$540,387	$520,153	$383,400
Savings and interest-bearing demand deposits	931,241	900,658	922,197	924,880	663,925
Time deposits	366,860	361,304	362,392	358,745	205,930
Total deposits	$1,809,583	$1,803,166	$1,824,976	$1,803,778	$1,253,255
Other borrowings	—	25,000	—	—	50,000
Subordinated debt, net	21,241	21,148	21,461	21,176	4,999
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	9,442	9,316	8,955	9,517	8,068
Total liabilities	$1,849,545	$1,867,909	$1,864,671	$1,843,750	$1,325,601

Common stock	11,262	11,236	11,233	11,218	7,871
Surplus	78,187	77,578	77,354	77,058	33,409
Retained earnings	104,964	100,810	97,152	96,947	99,270
Accumulated other comprehensive (loss), net	(13,204)	(16,092)	(17,064)	(18,692)	(15,435)
Total shareholders’ equity	$181,209	$173,532	$168,675	$166,531	$125,115
Total liabilities and shareholders’ equity	$2,030,754	$2,041,441	$2,033,346	$2,010,281	$1,450,716

Loan Data
Real estate loans:
Construction and land development	$78,470	$78,169	$81,596	$84,480	$61,446
Secured by farmland	12,812	12,514	12,314	14,133	9,099
Secured by 1-4 family residential	533,458	544,577	550,183	547,576	351,004
Other real estate loans	671,723	667,550	653,367	658,029	440,648
Loans to farmers (except those secured by real estate)	365	790	858	940	633
Commercial and industrial loans (except those secured by real estate)	117,047	119,910	131,539	140,393	114,190
Consumer installment loans	8,358	8,113	8,034	7,582	5,396
Deposit overdrafts	535	454	486	450	253
All other loans	10,429	11,360	12,253	13,421	12,051
Total loans	$1,433,197	$1,443,437	$1,450,630	$1,467,004	$994,720
Allowance for credit losses	(14,447)	(15,186)	(14,735)	(16,400)	(12,704)
Loans, net	$1,418,750	$1,428,251	$1,435,895	$1,450,604	$982,016

FIRST NATIONAL CORPORATION

Average Balances, Yields and Rates Paid

(in thousands)
(unaudited)	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average Balance	Interest Income/ Expense	Yield/ Rate (7)	Average Balance	Interest Income/ Expense	Yield/ Rate (7)	Average Balance	Interest Income/ Expense	Yield/ Rate (7)
Assets
Securities:
Taxable	$242,797	$1,562	2.55%	$220,100	$1,313	2.39%	$214,190	$1,091	2.03%
Tax-exempt (1)	51,493	375	2.89%	50,871	377	2.98%	53,302	384	2.86%
Restricted	4,436	65	5.80%	4,449	69	6.27%	2,112	33	6.21%
Total securities	$298,726	$2,002	2.66%	$275,420	$1,759	2.56%	$269,604	$1,508	2.30%
Loans:
Taxable	$1,437,946	$21,386	5.90%	$1,441,800	$21,552	6.00%	$987,892	$14,430	5.81%
Tax-exempt (1)	3,473	55	6.29%	4,095	54	5.26%	3,291	61	7.33%
Total loans	$1,441,419	$21,441	5.90%	$1,445,895	$21,606	5.99%	$991,183	$14,491	5.82%
Federal funds sold	55	—	0.00%	1	—	0.00%	—	—	0.00%
Interest-bearing deposits with other institutions	157,128	1,734	4.38%	171,817	1,891	4.41%	113,779	1,538	5.38%
Total earning assets	$1,897,328	$25,177	5.26%	$1,893,133	$25,256	5.35%	$1,374,566	$17,537	5.08%
Less: allowance for credit losses on loans	(15,378)			(14,888)			(12,151)
Total non-earning assets	141,008			141,099			86,849
Total assets	$2,022,958			$2,019,344			$1,449,264
Liabilities and Shareholders’ Equity
Interest bearing deposits:
Checking	$376,344	$1,256	1.32%	$364,686	$1,208	1.33%	$236,346	$1,101	1.85%
Regular savings	209,909	208	0.39%	212,433	191	0.36%	139,009	38	0.11%
Money market accounts	330,115	1,882	2.26%	329,273	1,869	2.28%	283,771	2,097	2.94%
Time deposits	363,702	2,900	3.16%	361,571	2,812	3.12%	205,253	1,722	3.34%
Total interest-bearing deposits	$1,280,070	$6,246	1.94%	$1,267,963	$6,080	1.92%	$864,379	$4,958	2.28%
Federal funds purchased	—	—	0.00%	2	—	0.00%	—	—	0.00%
Subordinated debt	21,304	479	8.92%	21,304	468	8.80%	4,998	69	5.51%
Junior subordinated debt	9,279	66	2.83%	9,279	66	2.86%	9,279	68	2.89%
Other borrowings	—	—	0.00%	275	3	4.63%	50,000	600	4.77%
Total interest-bearing liabilities	$1,310,653	$6,791	2.06%	$1,298,823	$6,617	2.04%	$928,656	$5,695	2.44%
Non-interest bearing liabilities
Demand deposits	526,240			540,377			389,771
Other liabilities	8,935			9,224			7,955
Total liabilities	$1,845,828			$1,848,424			$1,326,382
Shareholders’ equity	177,130			170,920			122,882
Total liabilities and Shareholders’ equity	$2,022,958			$2,019,344			$1,449,264
Net interest income (1)		$18,386			$18,639			$11,842
Interest rate spread (1)			3.21%			3.31%			2.64%
Cost of funds			1.47%			1.44%			1.72%
Interest expense as a percent of average earning assets			1.42%			1.40%			1.65%
Net interest margin FTE (1)			3.84%			3.95%			3.43%

FIRST NATIONAL CORPORATION

Average Balances, Yields and Rates Paid

(in thousands)

(unaudited)	Nine Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest Income/ Expense	Yield / Rate (7)	Average Balance	Interest Income/ Expense	Yield / Rate (7)
Assets
Securities:
Taxable	$227,643	$4,189	2.46%	$221,092	$3,449	2.08%
Tax-exempt (1)	51,380	1,132	2.95%	53,536	1,157	2.89%
Restricted	4,353	194	5.96%	2,103	98	6.23%
Total securities	$283,376	$5,515	2.60%	$276,731	$4,704	2.27%
Loans:
Taxable	$1,444,738	$63,513	5.88%	$979,608	$41,873	5.71%
Tax-exempt (1)	4,117	187	6.08%	1,679	118	9.38%
Total loans	$1,448,855	$63,700	5.88%	$981,287	$41,991	5.72%
Federal funds sold	1,182	40	4.52%	3	—	0.00%
Interest-bearing deposits with other institutions	159,519	5,295	4.44%	108,618	4,405	5.42%
Total earning assets	$1,892,932	$74,550	5.27%	$1,366,639	$51,100	4.99%
Less: allowance for credit losses on loans	(15,624)			(12,240)
Total non-earning assets	143,954			87,597
Total assets	$2,021,262			$1,441,996
Liabilities and Shareholders’ Equity
Interest bearing deposits:
Checking	$370,045	$3,696	1.34%	$248,237	$3,555	1.91%
Regular savings	211,635	574	0.36%	143,495	121	0.11%
Money market accounts	332,864	5,714	2.30%	273,160	5,945	2.91%
Time deposits	362,859	8,380	3.09%	201,040	4,928	3.27%
Total interest-bearing deposits	$1,277,403	$18,364	1.92%	$865,932	$14,549	2.24%
Federal funds purchased	1	—	0.00%	1	—	0.00%
Subordinated debt	22,500	1,414	8.40%	4,999	207	5.55%
Junior subordinated debt	9,279	198	2.86%	9,279	202	2.90%
Other borrowings	92	3	4.63%	50,000	1,782	4.76%
Total interest-bearing liabilities	$1,309,275	$19,979	2.04%	$930,211	$16,740	2.40%
Non-interest bearing liabilities
Demand deposits	530,612			385,869
Other liabilities	9,078			6,582
Total liabilities	$1,848,965			$1,322,661
Shareholders’ equity	172,297			119,335
Total liabilities and Shareholders’ equity	$2,021,262			$1,441,996
Net interest income (1)		$54,571			$34,360
Interest rate spread (1)			3.23%			2.59%
Cost of funds			1.45%			1.70%
Interest expense as a percent of average earning assets			1.41%			1.64%
Net interest margin FTE (1)			3.85%			3.36%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Nine Months Ended
	Sept 30, 2025	Jun 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024
Operating Net Income
Net income (GAAP)	$5,550	$5,051	$2,248	$12,199	$7,899
Add: Merger-related expenses	—	92	219	2,032	790
Subtract: Bargain purchase gain	(304)	—	—	(304)	—
Subtract: Tax effect of adjustment (5)	64	(10)	(19)	(327)	(24)
Adjusted operating net income (non-GAAP)	$5,310	$5,133	$2,448	$13,600	$8,665

Adjusted Earnings Per Share, Basic
Weighted average shares, basic	8,999,153	8,987,179	6,287,997	8,988,692	6,278,668
Basic earnings per share (GAAP)	$0.62	$0.56	$0.36	$1.36	$1.26
Adjusted earnings per share, basic (non-GAAP)	$0.58	$0.57	$0.39	$1.51	$1.38

Adjusted Earnings Per Share, Diluted
Weighted average shares, diluted	9,023,185	9,001,972	6,303,282	9,010,432	6,291,775
Diluted earnings per share (GAAP)	$0.62	$0.56	$0.36	$1.35	$1.26
Adjusted diluted earnings per share (non-GAAP)	$0.58	$0.57	$0.39	$1.50	$1.38

Adjusted Pre-Provision, Pre-Tax Earnings
Net interest income	$18,295	$18,548	$11,749	$54,294	$34,093
Total noninterest income	4,500	3,889	3,203	12,000	9,936
Net revenue	$22,795	$22,437	$14,952	$66,294	$44,029
Total noninterest expense	15,782	15,191	10,459	49,308	31,005
Pre-provision, pre-tax earnings	$7,013	$7,246	$4,493	$16,986	$13,024
Add: Merger expenses	—	92	219	2,032	790
Subtract: Bargain purchase gain	(304)	—	—	(304)	—
Adjusted pre-provision, pre-tax earnings	$6,709	$7,338	$4,712	$18,714	$13,814

Adjusted Performance Ratios
Average assets	$2,022,958	$2,019,344	$1,449,264	$2,021,262	$1,441,965
Return on average assets (GAAP)	1.09%	1.00%	0.62%	0.81%	0.73%
Adjusted return on average assets (non-GAAP)	1.03%	1.02%	0.67%	0.90%	0.80%

Average shareholders’ equity	$177,130	$170,920	$122,802	$172,297	$119,303
Return on average equity (GAAP)	12.43%	11.85%	7.28%	9.47%	8.84%
Adjusted return on average equity (non-GAAP)	11.75%	12.05%	7.93%	10.50%	9.70%

Pre-provision, pre-tax return on average assets (non-GAAP)	1.39%	1.44%	1.24%	1.12%	1.21%
Adjusted pre-provision, pre-tax return on average assets (non-GAAP)	1.33%	1.45%	1.30%	1.23%	1.28%

Adjusted Net Interest Margin
Net interest income	$18,295	$18,548	$11,749	$54,294	$34,093
Tax-equivalent net interest income (non-GAAP)	18,385	18,639	11,842	54,571	34,360
Average earning assets	1,897,328	1,893,133	1,374,566	1,892,932	1,366,639
Net interest margin	3.83%	3.93%	3.40%	3.83%	3.33%
Net interest margin fully tax equivalent (non-GAAP)	3.84%	3.95%	3.43%	3.85%	3.36%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands)

(unaudited)
	For the Three Months Ended			For the Nine Months Ended
	Sept 30, 2025	Jun 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024
Efficiency Ratio
Total noninterest expense (GAAP)	$15,782	$15,191	$10,459	$49,308	$31,005
Subtract/add: other real estate owned (expense) income, net	—	—	(10)	7	(10)
Subtract: amortization of intangibles	(442)	(441)	(4)	(1,325)	(13)
Add/Subtract: gain (loss) on disposal of premises and equipment, net	9	(7)	(2)	16	(50)
Subtract: merger expenses	—	(92)	(219)	(2,032)	(790)
Adjusted operating non-interest expense (non-GAAP)	$15,349	$14,651	$10,224	$45,974	$30,142
Tax-equivalent net interest income (non-GAAP)	$18,385	$18,639	$11,842	$54,571	$34,360
Total noninterest income (GAAP)	4,500	3,889	3,203	12,000	9,936
Subtract: net gain on subordinated debt payoff	—	(80)	—	(80)	—
Subtract: bargain purchase gain	(304)	—	—	(304)	—
Adjusted income for efficiency ratio (non-GAAP)	$22,581	$22,448	$15,045	$66,187	$44,296

Efficiency ratio (non-GAAP)	67.97%	65.27%	67.95%	69.46%	68.05%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Nine Months Ended
	Sept 30, 2025	Jun 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024
Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$21,430	$21,594	$14,479	$63,661	$41,967
Interest income – investments and other	3,656	3,571	2,965	10,612	8,866
Interest expense – deposits	(6,245)	(6,080)	(4,958)	(18,363)	(14,549)
Interest expense – subordinated debt	(479)	(468)	(69)	(1,414)	(207)
Interest expense – junior subordinated debt	(67)	(66)	(68)	(199)	(202)
Interest expense – other borrowings	—	(3)	(600)	(3)	(1,782)
Net interest income	$18,295	$18,548	$11,749	$54,294	$34,093
Non-GAAP measures:
Add: Tax benefit realized on non-taxable interest income – loans (6)	$11	$12	$13	$39	$25
Add: Tax benefit realized on non-taxable interest income – municipal securities (6)	79	79	80	238	242
Tax benefit realized on non-taxable interest income	$90	$91	$93	$277	$267
Tax-equivalent net interest income	$18,385	$18,639	$11,842	$54,571	$34,360

Tangible Common Equity and Tangible Assets
Total assets (GAAP)	$2,030,754	$2,041,441	$1,450,716	$2,030,754	$1,450,716
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(13,661)	(14,102)	(104)	(13,661)	(104)
Tangible assets (Non-GAAP)	$2,014,063	$2,024,309	$1,447,582	$2,014,063	$1,447,582

Total shareholders’ equity (GAAP)	$181,209	$173,532	$125,115	$181,209	$125,115
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(13,661)	(14,102)	(104)	(13,661)	(104)
Tangible common equity (Non-GAAP)	$164,518	$156,400	$121,981	$164,518	$121,981

Tangible common equity to tangible assets ratio (non-GAAP)	8.17%	7.73%	8.43%	8.17%	8.43%

Tangible Book Value Per Share
Tangible common equity (non-GAAP)	$164,518	$156,400	$121,981	$164,518	$121,981
Common shares outstanding, ending	9,009,209	8,989,138	6,296,705	9,009,209	6,296,705
Tangible book value per share (non-GAAP)	$18.26	$17.40	$19.37	$18.26	$19.37

(1) Non-GAAP financial measure.  See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” tables for additional information and detailed calculations of adjustments.

(2) The Company is a small bank holding company under applicable regulations and guidance and is not subject to the minimum regulatory capital regulations for bank holding companies. The regulatory requirements that apply to bank holding companies that are subject to regulatory capital requirements are presented above, along with the Company's capital ratios as determined under those regulations.

(3) All ratios on September 30, 2025, are estimates and subject to change pending the Bank's filing of its Call Report. All other periods are presented as filed.

(4) Ratios are annualized.

(5) Capital ratios presented are for First Bank.

(6) The tax rate utilized in calculating the tax benefit is 21%.

(7) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 21%.